UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 22, 2008

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors (the “Board”) of Theravance, Inc. (the “Company”) held on October 22, 2008, the Board adopted amendments to the Company’s Bylaws.  The Bylaws require stockholders intending to make a director nomination or propose business at an annual meeting of stockholders to have provided the Company advance written notice of such nominations or business, generally between 45 and 75 days before the one year anniversary of the date on which the Company first mailed proxy materials for the preceding year’s annual meeting of stockholders.  The amended Bylaws (i) explicitly provide that the Bylaws apply to all stockholder nominations and proposals of business and are the exclusive means for a stockholder to submit nominations and business, other than proposals that the stockholder wishes to include in the Company’s proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (which provides its own procedural requirements), (ii) expand the required disclosure regarding the stockholders making such nominations or proposals, and the beneficial owners, if any, upon whose behalf such nominations or proposals are being made, to include, among other things, all ownership interests in the Company’s securities or any derivative instruments, short interests in any securities of the Company, dividend rights on any of the shares of the Company, economic incentives related to the performance of the Company’s securities or derivative instruments and rights to vote any shares of any security of the Company, and (iii) provide that no adjournment or postponement of an annual or special meeting of stockholders will commence a new time period for stockholders to make nominations or propose business at such meeting.  The amended Bylaws are effective as of October 22, 2008.  The foregoing description of the amendments to the Bylaws is qualified in its entirety by the actual terms of the amended Bylaws.

The sections of the Bylaws which were amended are included as Exhibit 3.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.5      Sections of Bylaws of Theravance, Inc. which were amended effective October 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: October 27, 2008	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.5	Sections of Bylaws of Theravance, Inc. which were amended effective October 22, 2008